EXHIBIT 10.1

Bank of Montreal
55 Bloor Street West 9th Floor
Toronto. Ontario M4W 3N5
Telephone No. 416 927-6270
Fax No. 416 927 5528

June 14th 1996

Mr. Jason Bolduc, Director,
STARNET INTERNATIONAL,
425 Carral Street, Mezzanine Level,
Vancouver, B.C.V6B 6E3

Dear Jason,

I am pleased to advise that your software package, as presented to me earlier this month, has been certified. Please see the attached "Letter of Certification" that outlines the transactions certified for Starnet International's EFT/POS Proprietary Code developed by Starnet and interfacing with Starnet's Transaction Server IRIX 5.3+ Software. If in the future, you wish to add transactions to your software please contact me for re-certification arrangements.

Bank of Montreal, Sales Representative, Leslie McCurrach, will co-ordinate input and obtain the set-up information required to connect to our production system for the processing and deposit of Credit Card transactions.

Please call me if you have any further questions.

Sincerely,

G.A. Brown
Senior Manager Sales Support,
Merchant Products & Services,
Electronic Banking Services.

cc: Lyn Stoney, Merchant Products & Services, Bank of Montreal, Edith Galaites, Applications Technical Support-Certification, Operations Group, Bank of Montreal, Leslie McCurrach, Sales Representative, Sales & Marketing, Electronic Banking Services, Bank of Montreal, Lisa Kendal, Project Manager, Implementation & Training, Electronic Banking Services, Bank of Montreal

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